Exhibit 32.2

Section 1350 Certification of the

Chief Financial Officer

I, Michael Smith, the chief financial officer of Cobra Electronics Corporation, certify that (i) the Quarterly Report on Form 10-Q of Cobra Electronics Corporation for the quarterly period ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Cobra Electronics Corporation and its subsidiaries.

/s/ Michael Smith
Michael Smith
Principal Financial Officer
November 12, 2004